SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2004

Caraustar Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Austell Powder Springs Road

Suite 300

Austell, Georgia 30106

(Address of Principal Executive Offices)

(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.05 Costs Associated with Exit or Disposal Activities

Item 2.06 Material Impairments

With respect to Form 8-K, Item 2.05, Costs Associated with Exit or Disposal Activities, and Item 2.06, Material Impairments:

On December 31, 2004, Caraustar Industries, Inc.’s management made the decision to permanently close the no. 2 coated recycled paperboard machine at the Rittman, Ohio facility. The no. 2 machine was idled February 2003 primarily as a result of substantial over capacity in the coated recycled paperboard market. The Company evaluated numerous restart scenarios of the no. 2 machine, all of which yielded unsatisfactory financial results. Based on management’s evaluation and continued excess capacity in the coated recycled paperboard market, management concluded that the no. 2 machine should be permanently closed. Caraustar will take a pretax charge of approximately $8.8 million, or approximately $0.19 per share in the fourth quarter of 2004. This amount represents the non-cash write down of assets to salvage value. Since the machine was idled in 2003 and all hourly employees were terminated at that time no additional cash charges for termination benefits or other closure costs are expected and the closure is substantially complete other than dismantling and disposal of the machinery.

On January 4, 2005 Caraustar Industries, Inc. issued a press release regarding the permanent closure of no. 2 Rittman Paperboard Machine.

Forward-Looking Statements

This disclosure on Form 8-K may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent Caraustar’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Specifically, Caraustar’s statements regarding the expected charges associated with the closure of the Rittman No. 2 machine are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, uncertainties inherent in estimating shutdown charges and the offsetting efficiencies of moving production within Caraustar’s mill system, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for Caraustar’s products, the degree of success achieved by Caraustar’s new product initiatives, changes in government regulations, Caraustar’s ability to complete acquisitions and successfully integrate the operations of acquired businesses, Caraustar’s ability to service its substantial indebtedness, unforeseen difficulties with the consolidation, integration or relocation of Caraustar’s accounting and control operations, IT systems or legal function. Additional relevant risk factors that could cause actual results to differ materially are discussed in Caraustar’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K

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filed with or furnished for, the Securities and Exchange Commission, which are available from Caraustar. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission, or to the extent filed via EDGAR, accessed through the website of the Securities and Exchange Commission ( http://www.sec.gov ).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Vice President and Chief Financial Office

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